UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 13, 2007 (April 9, 2007)
ACG HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-97090-01	62-1395968

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee		37027

(Address of Principal Executive Office)		(Zip Code)
Registrant’s Telephone Number, Including Area Code (615) 377-0377

(Former name or former address, if changed since last report.)
AMERICAN COLOR GRAPHICS, INC.
(Exact name of registrant as specified in its charter)

New York	33-97090	16-1003976

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Winners Circle, Brentwood, Tennessee		37027

(Address of Principal Executive Office)		(Zip Code)
Registrant’s Telephone Number, Including Area Code (615) 377-0377

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On April 9, 2007, American Color Graphics, Inc. (“Graphics”) entered into a second amendment to their May 5, 2005 Amended and Restated Credit Agreement. The amendment had an effective date of March 30, 2007 and amended the First Lien Leverage Ratio table. Also on April 9, 2007, Graphics and American Color Graphics Finance, LLC (“Graphics Finance”), a subsidiary of Graphics, entered into a first amendment to their September 26, 2006 Servicing Agreement. The amendment had an effective date of March 30, 2007 and amended the First Lien Leverage Ratio Table.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     The following exhibits are filed herewith:

Exhibit Number	Description

10.1 (b)	Second Amendment to May 5, 2005 Amended and Restated Credit Agreement dated as of March 30, 2007, among Graphics and Holdings; with Banc of America, N.A., as Agent; and Banc of America Securities, LLC, as Sole Lead Arranger and Sole Book Manager, and certain lenders

10.22 (a)	First Amendment to September 26, 2006 Servicing Agreement dated as of March 30, 2007, among Graphics, as Servicer, Graphics Finance, as Purchaser, and Bank of America, N.A. as Administrative Agent, and certain lenders

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

ACG HOLDINGS, INC.
AMERICAN COLOR GRAPHICS, INC.

	By:	/s/ Patrick W. Kellick
Patrick W. Kellick
SENIOR VICE PRESIDENT
CHIEF FINANCIAL OFFICER

Dated: April 13, 2007